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                                                                       Exhibit 5
                                August 28, 1996


Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

         Re: Registration of 9,600,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         In my capacity as Vice President and General Counsel of Nabors Industries, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 9,600,000 shares of Common Stock (the "Option Stock") to be issued upon the exercise of options to acquire shares of Common Stock granted under the Company's 1994 Executive Officers Stock Plan and 1996 Employee Stock Plan (the "Plans").

         In that connection, I have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, the proceedings of the Company relating to the grant and issuance of the options and their underlying shares of Common Stock pursuant to the Plans, and such other instruments and documents as I deemed relevant under the circumstances.

         In making the aforesaid examinations, I have assumed the genuiness of all signatures and the conformity to original documents of all copies furnished to me as photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

         Based upon the subject to the foregoing, I am of the opinion that the Option Stock to be issued upon the exercise of the options under the Plans has been duly and validly authorized and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinion" in the Prospectus forming part of the Registration Statement.

                                                 Very truly yours,


                                                 Michael W. Dundy, Esq.
                                                 Vice President and
                                                 General Counsel